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                                                                     EXHIBIT 5.1



                           [BAKER & BOTTS LETTERHEAD]



                                                                   July 21, 1998



Bayard Drilling Technologies, Inc.
Bayard Drilling, L.L.C.
Bayard Drilling, L.P.
Bonray Drilling Corporation
Trend Drilling Co.
4005 Northwest Expressway
Suite 550E
Oklahoma City, Oklahoma  73116


Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by the Company of an aggregate of $100,000,000 principal amount of 11% Senior Notes due June 30, 2005, Series B (the "Exchange Notes"), together with the related guarantees (the "Guarantees") of the payment of the principal of, premium, if any, and interest on the Exchange Notes by Bayard Drilling, L.L.C., a Delaware limited liability company ("BDLC"), Bayard Drilling, L.P., a Delaware limited partnership ("BDLP"), Bonray Drilling Corporation, a Delaware corporation ("Bonray"), and Trend Drilling Co., an Oklahoma corporation ("Trend," and together with BDLC, BDLP and Bonray, the "Guarantors"), in exchange for the Company's 11% Senior Notes due June 30, 2005, Series A (the "Old Notes"), together with related guarantees by the Guarantors, issued in a private placement pursuant to Rule 144A under the Securities Act, certain legal matters in connection with the Exchange Notes are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

                  In our capacity as counsel to the Company and the Guarantors in connection with the registration and proposed exchange by the Company of the Exchange Notes as described in the Registration Statement, we have examined the Certificate of Incorporation, Certificate of



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Bayard Drilling Technologies, Inc., et al.        -2-              July 21, 1998



Formation and Certificate of Limited Partnership, as appropriate, of the Company and each of the Guarantors, the Bylaws, Limited Liability Company Agreement and Limited Partnership Agreement, as appropriate, of the Company and each of the Guarantors, each as amended to date, the minutes or records of the corporate, partnership or limited liability company proceedings as furnished to us by the Company and the Guarantors with respect to the issuance of the Exchange Notes and the execution of the Indenture dated as of June 26, 1998 (the "Indenture"), among the Company, the Guarantors and U.S. Trust Company of Texas, N.A., as Trustee, pursuant to which the Exchange Notes are to be issued, the Indenture, the proposed form of Exchange Note, and the Registration Statement. We have also examined the originals, or copies certified or otherwise identified, of corporate, partnership or limited liability company records of the Company and the Guarantors, certificates of public officials and of representatives of the Company and the Guarantors, statutes and other records, instruments and documents as a basis for the opinions hereinafter expressed.

                  In such examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. As to various questions of fact material to this opinion, we have relied upon the accuracy of certificates and oral statements of officers and representatives of the Company and the Guarantors and of public officials.

                  Based upon our examination as aforesaid, and subject to the assumptions, qualifications, limitations and exceptions herein set forth, we are of the opinion that:

                  1. The Company and Bonray are both corporations, duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                  2. BDLC is a limited liability company, duly formed and validly existing in good standing under the laws of the State of Delaware.

                  3. BDLP is a limited partnership, duly formed and validly existing in good standing under the laws of the State of Delaware.

                  4. Trend is a corporation, duly incorporated and validly existing in good standing under the laws of the State of Oklahoma.

                  5. The Exchange Notes and the Guarantees have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors, respectively.




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Bayard Drilling Technologies, Inc., et al.            -3-          July 21, 1998



                  6. Subject to the Registration Statement becoming effective under the Securities Act, to the Indenture being qualified under the Trust Indenture Act of 1939, as amended, to compliance with any applicable state securities laws, and to the Exchange Notes being executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, the Exchange Notes and the Guarantees proposed to be exchanged by the Company and the Guarantors for the Old Notes and the related guarantees pursuant to the terms of the exchange offer described in the Registration Statement have been duly authorized for issuance and, when issued and delivered in exchange for the Old Notes and the related guarantees in accordance with the terms and provisions of the exchange offer as described in the Registration Statement and the Indenture, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except (a) as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and (b) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  Our opinion is subject to the qualification that certain of the waivers and remedies in the Indenture and the Exchange Notes may be unenforceable under, or may be limited by, the laws (including judicial decisions) of the State of New York and the United States. However, the unenforceability or limitation of such covenants, waivers and remedies will not, in our opinion, prevent the realization by the holders thereof of the practical benefits intended to be provided by the Indenture, the Exchange Notes and the Guarantees, except for the economic consequences of any delay that may result from such enforceability or limitation.

                  We express no opinion with respect to any laws other than those of the State of Texas, the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

                  In rendering the opinions set forth in paragraphs 1, 2 and 3 above with respect to the existence and good standing of the Company and the Guarantors (other than Trend), this firm has relied solely on the certificate(s) of authorities in the state of the Company's and each such Guarantor's formation.

                  In rendering the opinions set forth in paragraphs 4, 5 and 6 above regarding Trend and the Guarantee proposed to be issued by it, and with respect to all matters relating to or based upon Oklahoma law, this firm has relied, with your permission, solely on the opinion letter of



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Bayard Drilling Technologies, Inc., et al.         -4-             July 21, 1998



McAfee & Taft A Professional Corporation, special Oklahoma counsel for Trend, dated July 21, 1998 and attached hereto as Exhibit A.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                    Very truly yours,

                                    /s/  Baker & Botts, L.L.P.




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                                                                       EXHIBIT A


                           [MCAFEE & TAFT LETTERHEAD]






                                  July 21, 1998



Trend Drilling Co.
4005 Northwest Expressway
Suite 550E
Oklahoma City, OK  73116

Ladies and Gentlemen:

                  You have requested our opinion on certain legal matters in connection with the offering by Bayard Drilling Technologies, Inc. (the "Company") of an aggregate of $100,000,000 principal amount of 11% Senior Notes due June 30, 2005, Series B (the "Exchange Notes"), together with the related guarantee (the "Guarantee") of the payment of the principal of, premium, if any, and interest on the Exchange Notes by Trend Drilling Co., an Oklahoma corporation ("Trend"), in exchange for the Company's 11% Senior Notes due June 30, 2005, Series A (the "Old Notes"), together with related guarantee by Trend.

                  In our capacity as counsel to Trend, we have examined the Certificate of Incorporation and the Bylaws, as amended to date, and minutes of Trend as furnished to us by Trend with respect to the Guarantee. We have also examined the originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of Trend, and we have made such other investigations as we deemed appropriate in order to express the opinions set forth herein.

                  We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. As to various questions of fact material to this opinion, we have relied upon the accuracy of certificates and oral statements of officers and representatives of Trend and of public officials.




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                  Based upon our examination as aforesaid, and subject to the assumptions, qualifications, limitations and exceptions herein set forth, we are of the opinion that:

                  1. Trend is a corporation, duly incorporated and validly existing in good standing under the laws of the State of Oklahoma.

                  2. The Guarantee has been duly authorized by all necessary corporate action on the part of Trend.

                  3. Subject to the Registration Statement to be filed by the Company in connection with the exchange offer becoming effective under the Securities Act of 1933, to the Indenture being qualified under the Trust Indenture Act of 1939, as amended, to compliance with any applicable state securities laws, and to the Exchange Notes being executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, the Guarantee proposed to be exchanged by Trend pursuant to the terms of the exchange offer has been duly authorized for issuance and, when issued and delivered in exchange for the guarantee related to the Old Notes in accordance with the terms and provisions of the exchange offer as described in the Registration Statement and the Indenture, will be a valid and legally binding obligation of Trend enforceable in accordance with its terms, except (a) as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and (b) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  We express no opinion with respect to any laws other than those of the State of Oklahoma and the Federal laws of the United States.

                  In rendering the opinions set forth in paragraphs 1 above with respect to the existence and good standing of Trend, this firm has relied solely on an oral representation from the Secretary of State of the State of Oklahoma.

                  We are expressing no opinion as to the enforceability of provisions that purport to (i) establish any evidentiary standard, (ii) specify any interpretation or standard of interpretation, (iii) specify the scope or effect of any waiver or any omission or delay of enforcement of any remedy, (iv) waive any defense to specific performance, (v) agree to forego any benefits of usuary laws, (vi) dictate severance or reformation of contractual remedies, or
(viii) confer or restrict equitable remedies.

                  We hereby consent to the reliance on this opinion by Baker & Botts, L.L.P., for the purpose of rendering that firm's opinion to be filed as
Exhibit 5.1 to the Registration Statement and to inclusion of this opinion as an Exhibit thereto. This opinion is not to be used, circulated, quoted or otherwise relied upon for any other purpose.



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                                          Very truly yours,

                                          /s/ McAfee & Taft, P.C.